Exhibit 23.1

List of Subsidiaries of Tribune Publishing Company as of October 28, 2019

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage (%)
Blue Lynx Media, LLC	Delaware	100
Builder Media Solutions, LLC	Delaware	100
Capital-Gazette Communications, LLC	Maryland	100
Chicago Tribune Company, LLC	Delaware	100
Chicagoland Publishing Company, LLC	Delaware	100
Commonwealth Building Company, LLC	Virginia	100
Daily News, L.P.	Delaware	100
Flagship, LLC	Virginia	100
High School Cube, LLC	Delaware	100
Hoy Publications, LLC	Delaware	100
Inside Business, LLC	Virginia	100
Internet Foreclosure Service, LLC	Delaware	100
Kearney Property Corp.	New Jersey	100
Pilot Information Services, LLC	Virginia	100
Pilot Military Newspapers of North Carolina, LLC	North Carolina	100
Local Pro Plus Realty, LLC	Delaware	100
Tribune Publishing Business Services, LLC	Delaware	100
Orlando Sentinel Communications Company, LLC	Delaware	100
Port Folio Publishing, LLC	Virginia	100
Program Services, LLC	Virginia	100
Style, LLC	Virginia	100
Sun-Sentinel Company, LLC	Delaware	100
The Baltimore Sun Company, LLC	Delaware	100
The Daily Meal Ventures, Inc.	Delaware	100
The Daily Press, LLC	Delaware	100
The Hartford Courant Company, LLC	Delaware	100
The Morning Call, LLC	Delaware	100
Tribune 365, LLC	Delaware	100
Tribune Content Agency London, LLC	Delaware	100
Tribune Content Agency, LLC	Delaware	100
Tribune Direct Marketing, LLC	Delaware	100
Tribune DPS, LLC	Delaware	100
Tribune Interactive, LLC	Delaware	100
Tribune Publishing Company, LLC	Delaware	100
Tribune Publishing Company II, LLC	Delaware	100
troncx, Inc.	Delaware	100
tronc RE 3, Inc.	Delaware	100
tronc RE 2, LLC	Delaware	100
tronc RE 1, LLC	Delaware	100
TRX Pubco GP, LLC	Delaware	100

TRX Pubco, LLC	Delaware	100
Virginian-Pilot Media Companies, LLC	Virginia	100
BestReviews LLC	Delaware	60
DN Property Company LLC	Delaware	49.9
Nucleus Marketing Solutions, LLC	Delaware	25
Speciate AI, LLC	Delaware	20
Jean Knows Cars, LLC	Delaware	20
Matter Ventures Fund II, L.P.	Delaware	11.12
Moonlighting, Inc.	Delaware	889,339 shares
Datavisual, Inc.	Delaware	2.92
Optimera, LLC	Delaware	48,670 units
Placester, Inc.	Delaware	0.25
CW Enterprises, Inc.	Delaware	676,479 shares
Ideanomics, Inc.	Nevada	904,655 shares
GCI	Delaware	1,000 shares

AFFILIATED CHARITABLE ORGANIZATIONS

Name
Chicago Tribune Charities
Daily News Charities Inc.